Exhibit 10.25

PRIMER CONVENIO MODIFICATORIO DE CONTRATO DE ARRENDAMIENTO que celebran por una parte, “INMOBILIARIA LA RUMOROSA, S.A.P.I. DE C.V.”, representada en este acto por el señor PABLO CHARVEL OROZCO en lo sucesivo referido como “EL ARRENDADOR”, y “FOOTPRINT MX, S. DE R.L. DE C.V.” representada en este acto por el señor LUIS ALEJANDRO ARMENDÁRIZ PRIETO, en lo sucesivo referido como “EL ARRENDATARIO” y que formalizan al tenor de los ANTECEDENTES, DECLARACIONES y
CLAUSULAS siguientes:	FIRST AMENDMENT TO LEASE AGREEMENT entered into by and between, “INMOBILIARIA LA RUMOROSA, S.A.P.I. DE C.V.”, represented herein by Mr. PABLO CHARVEL OROZCO hereinafter referred to as “LESSOR”, and “FOOTPRINT MX, S. DE R.L. DE C.V.” represented herein by Mr. LUIS ALEJANDRO ARMENDARIZ PRIETO, hereinaffer referred to as “LESSEE”, agreement which is formalized pursuant to the following PRECEDENTS, RECITALS AND CLAUSES:

ANTECEDENTES	PRECEDENTS

PRIMERO. En fecha del 22 de diciembre del 2020, las partes celebraron mediante firma digital, un contrato de arrendamiento, donde el ARRENDADOR otorgó en arrendamiento al ARRENDATARIO la Propiedad Arrendada consistente en una superficie construida de 117,864.18 m2 (ciento diecisiete mil ochocientos sesenta y cuatro punto dieciocho metros cuadrados), equivalentes a 1,268,690.05 ft2 (un millon doscientos sesenta y ocho mil seiscientos noventa punto cinco pies cuadrados), correspondiente al área identificada como Edificio Industrial X, con 812 espacios para estacionamiento de vehiculos, y que corresponde al domicilio ubicado en Avenida Valle de Calafia numero 80, Colonia Mariano Abasolo, Delegacion Gonzalez Ortega, Parque Industrial Valle de Calafia, C.P. 21600 (el “Contrato Original”).	FIRST. On December 22, 2020, the parties entered into a lease agreement through digital execution of it. In said agreement, the LESSOR leased to LESSEE a constructed area of 117,864.18 m2 (one hundred seventeen thousand eight hundred sixty-four point eighteen square meters), equivalent to 1,268,690.05 ft2 (one million two hundred sixty-eight thousand six hundred ninety point five square feet), corresponding to the area identified as Industrial Building X, which includes 812 vehicle parking spaces, and corresponds to the address located in Avenida Valle de Calafia number 80, Colonia Mariano Abasolo, Delegacion Gonzalez Ortega, Parque Industrial Valle de Calafia, C.P. 21600 (the “Original Agreement”).

El Contrato Original fue circulado con firmas entre las partes de forma digital mediante correo electrónico.	The executed Original Agreement was circulated among the parties via electronic mail.

SEGUNDO. En fecha 11 de febrero del 2021, las partes ratificaron sus firmas del Contrato Original ante la fe del Lic. Carlos Enríquez de Rivera Castellanos, Notario Público número Nueve de la ciudad de Mexicali, Baja California, México.	SECOND. On February 11, 2021, the parties ratified their signatures of the Original Agreement before the attorney Carlos Enriquez de Rivera Castellanos, Notary Public number Nine in the city of Mexicali, Baja California, Mexico.

Declaran las Partes por conducto de sus representantes:	The Parties hereby represent, through its representatives:

I.Que sus representadas son sociedades mercantiles debidamente constituidas y existentes conforme a las Leyes de los Estados Unidos Mexicanos.	I.That the Parties are duly incorporated and in good standing under the laws of Mexico.

II.Que sus representantes legales tienen capacidad legal suficiente para actuar en su nombre y representación, y sujetarlas a los términos del presente Convenio.	II.That the Parties’ legal representatives have sufficient legal capacity to act on its name and representation and to bind it in terms of this Agreement.

III.Que es su intención modificar ciertos términos del Contrato Original conforme a lo previsto en este Convenio.	III.It is their intention to amend some terms and conditions from the Original Agreement as provided in this Agreement.
De acuerdo a lo anterior las partes acuerdan las siguientes:	Pursuant to the above the parties agree as follows:

CLÁUSULAS	CLAUSES

PRIMERA. MODIFICACIONES: En términos del punto III de la Cláusula Vigésima Cuarta el Contrato Original, las Partes acuerdan modificar la Cláusula Primera de la seccíon D, de dicho Contrato Original, para pactar que queden redactadas de la siguiente forma:	FIRST. AMENDMENTS: Pursuant to section III Clause Twenty Fourth of the Original Agreement, the Parties agree to amend Section D of the First Clause of said Original Agreement, to agree that they are composed as follows:

“PRIMERA. OBJETO DE ESTE CONTRATO, CONSTRUCCIONES Y MEJORAS.	“FIRST. PURPOSE OF AGREEMENT, CONSTRUCTIONS AND IMPROVEMENTS.

En los términos y condiciones que se establecen más adelante, el objeto del presente Contrato es el siguiente:	On the terms and conditions set forth hereinafter, the purpose of this Lease Agreement is as follows:

A. ...	A. . . .

B. ...	B. . . .

C. ...	C. . . .

D. El ARRENDATARIO tendrá el derecho de solicitar al ARRENDADOR, y el ARRENDADOR estará obliqado a pagar, hasta $15,000,000.00 dólares (Quince millones de dólares 00/100 moneda de los Estados Unidos), (en lo sucesivo referido dicho monto como el “Monto para Mejoras del Arrendatario”) para ser utilizado por el ARRENDATARIO exclusivamente en construcciones o mejoras adicionales a la Propiedad Arrendada. La solicitud podrá ser hecha por escrito o correo electrónico en cualquier momento.	D. LESSEE shall have the right to request LESSOR, and LESSOR shall pay, up to $15,000,000.00 dollars (Fifteen million dollars 00/100 currency of the United States), (hereinafter referred to as “Tenant Improvement Funds”) to be applied by LESSEE exclusively to any construction or improvements to the Leased Property. The request may be made in writing or via electronic mail at any time.

Una vez que reciba dicha solicitud, EL ARRENDADOR realizará el pago correspondiente sin demora innecesaria y podrá solicitar en caso de ser razonablemente necesario garantias adicionales o cualquier otra documentacion que considere pertinente.	Once LESSOR receives said request, it shall make the corresponding payment without any unnecessary delay, and may request, if reasonably necessary, additional collateral or any other documentation that it considers pertinent.

Una vez acordada la garantia (si es razonablemente necesario), las Partes deberan de firmar el debido Convenio Modificatorio en donde se establezcan los términos y condiciones para el pago de las mejoras solicitadas por el ARRENDATARIO.	Once said collateral is agreed upon (if reasonably necessary), Parties shall execute the corresponding Addendum establishing the terms and conditions for the payment of the improvements requested by LESSEE.

EL ARRENDADOR se obliga a hacer sus mejores esfuerzos que sean comercialmente razonables para obtener con la mayor prontitud posible el financiamiento para obtener los Fondos para Mejoras del Arrendatario, y a notificar inmediatamente al ARRENDATARIO una vez que reciba de las(s) institucion (es) financiera (s) la liberacion de fondos para el financiamiento del Monto para Mejoras del Arrendatario (dicho aviso referido como el “Aviso de Financiamiento para Mejoras”). En consideración a dichos esfuerzos, y hasta en cuanto no se obtenga el financiamiento requerido por EL ARRENDADOR, EL ARRENDATARIO podrá dar anticipos y financiar una cantidad igual o menor al Monto para Mejoras del Arrendatario sequn lo estime necesario entre la fecha de firma del	LESSOR shall use its commercially reasonable best efforts to obtain as promptly as possible the financing for the Tenant Improvement Funds, and to immediately notify LESSEE upon receipt from the financial institution(s) of the final release of the Tenant Improvement Funds (such notice hereinafter referred to as the “Notice of Improvement Financing”). In consideration for such efforts, and until LESSOR obtains its required financing, LESSEE may advance and fund up to an amount equal to the Tenant Improvement Funds as it deems necessary between the date of execution of the Original Agreement and January 1st, 2022. In such event, LESSOR shall reimburse LESSEE upon receipt by LESSOR of its financing for the Tenant Improvement Funds, but in no event no later than January 31, 2022, for any

Contrato Original y el primero (1°) de enero de 2022. En dicho caso, EL ARRENDADOR se obliga a reembolsar al ARRENDATARIO, una vez que reciba el financiamiento del Monto para Mejoras del Arrendatario pero a más tardar el 31 de enero de 2022, cualquier monto pagado o anticipado del Monto para Mejoras del Arrendatario por dichos conceptos (los “Anticipos al Monto para Mejoras del Arrendatario”) los cuales no excederán el Monto para Mejoras del Arrendatario.	amounts of the Tenant Improvement Funds advanced for such items (the “Lessee Improvement Fund Advances”), not to exceed the Tenant Improvement Funds amount.

La propiedad legal de los activos o mejoras adquiridas por el ARRENDATARIO con los Anticipos al Monte para Mejoras del Arrendatario corresponderá y permanecerá en el ARRENDATARIO haste que EL ARRENDADOR reembolse dichos gastos. En caso de que el ARRENDADOR no realice el reembolso antes referido, el ARRENDATARIO tendrá el derecho de exigir los Anticipos al Monte pare Mejoras del Arrendatario o, a su elección, el ARRENDATARIO quedará exento de los pagos de la Renta Principal (según se define en el Contrato Original) para acreditarlos contra la totalidad de los Anticipos al Monte para Mejoras del Arrendatario pagados este ultimo.	Title to all assets acquired by LESSEE with the LESSEE Improvement Fund Advances shall remain with LESSEE until the amount of the Lessee Improvement Fund Advances are reimbursed by LESSOR. In the event LESSOR fails to reimburse as stated above, LESSEE shall have the right to pursue LESSOR for the Lessee Improvement Fund Advances or, at Lessee’s option LESSEE shall be exempted from the obligation to pay the Primary Rent (as defined in the Original Agreement) and deduct such rent payment amounts against the full amount of the Lessee Improvement Fund Advances previously paid by LESSEE.

E. ”	E. ”

SEGUNDA. TÉRMINOS Y CONDICIONES QUE PREVALECEN.	SECOND. TERMS AND CONDITIONS THAT PREVAIL.

Los términos y condiciones del Contrato Original que no se opongan al presente primer convenio modificatorio del contrato de arrendamiento permanecerán vigentes y surtiendo sus efectos legales como fueron acordadas por las partes.	The terms and conditions of the Original Agreement that do not oppose this first amendment to lease agreement shall remain in force and have their legal effects as agreed by the parties.

TERCERA. NOTIFICACIONES.	THIRD. NOTICES.

Todas las notificaciones a que se refiere el presente primer convenio modificatorio, y remitidas entre cada una de las partes a la otra, deberán ser dirigidas al domicilio que estas establecieron en las Declaraciones del Contrato Original, dirigidas al representante legal de la parte correspondiente, con atencíon a su Gerente General en esta ciudad de Mexicali, Baja California, Mexico, o a cualquier otro domicilio y nombres que de tiempo en tiempo sea proporcionado por las partes. Dichas notificaciones serán hechas por escrito y enviadas por correo certificado, o entregadas personalmente cuando sea posible, y surtirán efectos siete (7) dias después de la fecha enviada por correo o en la fecha en que se entreguen personalmente. Las notificaciones por duplicado se enviarán por correo aereo certificado, porte pagado, a aquellas direcciones que en forma adicional soliciten de tiempo en tiempo cualquiera de las partes por escrito.	All notices under this first amendment agreement, sent for by one party to the other, shall be forwarded to the corresponding address mentioned by each party on the Recitals of the Original Agreement, in care of their corresponding legal representatives, copied to their General Manager in this city of Mexicali, Baja California, Mexico, or such other addresses and names as may from time to time be furnished by the parties hereto. Said notices shall be in writing and sent registered mail, or hand-delivered when possible, and shall be effective seven (7) days after the date of mailing thereof, or on the date they are hand-delivered. Duplicate notices shall be sent by certified airmail, postage prepaid, to such additional addresses as may from time to time be requested in writing by the parties hereto.

CUARTA. IDIOMA.	FOURTH. LANGUAGE

Este primer convenio modificatorio se celebra en idiomas español e inglés; con el entendido de que en caso de cualquier discrepancia entre dichas versiones, la version en idioma español prevalecera.	This first amendment agreement is held in Spanish and English languages, on the understanding that in case of any discrepancy between such versions, the Spanish language version shall prevail.

QUINTA. LEGISLACIÓN APLICABLE Y JURISDICCIÓN.	FIFTH. APPLICABLE LAW AND JURISDICTION.

Las partes acuerdan que para la interpretación, cumplimiento y ejecución de este convenio modificatorio serán aplicables las leyes del estado de Baja California y su Código Civil, y en caso de controversia, las partes se someten a los tribunales competentes de la Ciudad de Mexicali, Estado de Baja California, renunciando expresamente a cualquier otra jurisdicción que pudiera corresponderles en razón de sus domicilios presentes o futuros o por cualquier otro motivo. Las partes acuerdan que para efectos de este Contrato de Arrendamiento el Codigo Civil Aplicable en el lugar en que la Propiedad Arrendada se ubica.	The parties agree that for the interpretation, compliance and enforcement of this amendment agreement shall apply the laws of the state of Baja California and its Civil Code, and in case of dispute, the parties submit to the competent courts of the City of Mexicali, Baja California State, expressly renouncing any other jurisdiction that may be applicable due to their present or future domiciles or for any other reason. The parties agree that for purposes of this Lease the Civil Code applicable in the place where the Leased Property is located.

SEXTA. RATIFICACIÓN ANTE NOTARIO PÚBLICO. En caso de que así lo solicite cualquiera de las partes, éstas se obligan a ratificar el presente convenio modificatorio ante el notario publico que elijan y todos los gastos y tarifas seran por cuenta de las partes en proporciones iguales.	SIXTH. RATIFICATION OF SIGNATURES BEFORE A NOTARY PUBLIC. In the event that any of the parties so request, they are obliged to ratify this amendment agreement before the notary public of their choice and all the expenses and fees caused will be borne by the parties in equal proportions.

ENTERADAS LAS PARTES del contenido y alcance de este primer convenio modificatorio, y que para su celebración no a mediado el fraude, violencia, mala fe o cualquier vicio que pudiera invalidar sus respectivas voluntades, lo ratifican y firman por conducto de sus representantes legales, en esta día DOCE (12) de FEBRERO del año 2021.	THE PARTIES acknowledge that they are aware of the content and scope of this first amendment agreement, and since for its conclusion not mediated fraud, violence, bad faith or any defect that would invalidate their respective wishes, ratify and sign through their legal representatives, on this the TWELFTH (12) day of FEBRUARY, on the year 2021.

ARRENDADOR/LESSOR	ARRENDATARIA/LESSEE

/s/ PABLO CHARVEL OROZCO	/s/ LUIS ALEJANDRO ARMENDARIZ PRIETO
INMOBILIARIA LA RUMOROSA, S.A.P.I. DE C.V., Representada PABLO CHARVEL OROZCO.	FOOTPRINT MX, S. DE R.L. DE C.V., Representada por LUIS ALEJANDRO ARMENDARIZ PRIETO